Exhibit 10.9

AMENDMENT AGREEMENT dated as of June 27, 2014
Between EZCORP, INC. and UBS AG, LONDON BRANCH

THIS AMENDMENT AGREEMENT (this “Agreement”) with respect to the Warrant Confirmation (as defined below) is made as of June 27, 2014 between EZCORP, Inc. (“Company”) and UBS AG, London Branch (“Dealer”).
WHEREAS, Company and Dealer entered into a Base Warrant Confirmation, dated as of June 17, 2014, (the “Warrant Confirmation”), pursuant to which the Company issued to Dealer warrants to purchase shares of Class A common stock, par value $0.01 per share, of the Company; and
WHEREAS, Company and Dealer intend to amend the Warrant Confirmation;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Warrant Confirmation.

2.    Amendments. The Warrant Confirmation is hereby amended by replacing the number “3,249,523” following the words “For any day,” opposite the caption “Maximum Number of Shares” with “2,825,672”.

3.    Continuing Effect. All of the terms and provisions of the Warrant Confirmation except as amended hereby shall remain and continue in full force and effect and are hereby confirmed in all respects.

4.    Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under the Warrant Confirmation as amended by this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under the Warrant Confirmation as amended by this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(e) it is not in possession of any material nonpublic information regarding itself or the Shares.

5.    Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

6.     Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine that is inconsistent with such choice of New York law).

7.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

UBS AG, LONDON BRANCH
By:	/s/ Jennifer Van Nest
Authorized Signatory Name: Jennifer Van Nest
By:	/s/ Gordon S. Kiesling
Authorized Signatory Name: Gordon S. Kiesling Executive Director and Counsel Region Americas Legal
UBS SECURITIES LLC, as Agent for UBS AG, London Branch
By:	/s/ Jennifer Van Nest
Authorized Signatory Name: Jennifer Van Nest
By:	/s/ Gordon S. Kiesling
Authorized Signatory Name: Gordon S. Kiesling Executive Director and Counsel Region Americas Legal

EZCORP, Inc.
By:	/s/ Mark Kuchenrither
Authorized Signatory Name: Mark Kuchenrither Executive Vice President and Chief Financial Officer

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